UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2007 (March 28, 2007)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)      Effective March 28, 2007, the Organization, Compensation and Governance Committee of the Board of Directors of Chemtura Corporation (the “OCG Committee”) approved the adoption of the 2007 Chemtura Corporation Management Incentive Plan (“2007 MIP Plan”). The 2007 MIP Plan will provide a bonus payout in 2008 based upon individual and Chemtura performance during the 2007 fiscal year. The 2007 MIP Plan provides for payments based upon Chemtura achieving certain financial goals that vary for the 2007 MIP Plan participants. The 2007 MIP Plan also provides for a threshold level of Chemtura performance below which no MIP award will be paid. Participation in the 2007 MIP Plan is limited to various key management personnel. A copy of the 2007 MIP Plan is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

(ii)     Effective March 28, 2007, the OCG Committee approved the adoption of the 2007-2009 Chemtura Corporation Long-Term Incentive Program (“LTIP Program”). The LTIP Program awarded shares of restricted stock to various key management personnel. The restrictions on the shares of restricted stock will be lifted, either in whole or in part, in the event the Company achieves certain financial goals based upon cumulative Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted for certain non-GAAP factors during the three-year measuring period 2007-2009. No shares of restricted stock will vest until the conclusion of the LTIP Program on December 31, 2009, subject to the terms of the Company’s 2006 Long-Term Incentive Plan. A copy of the LTIP Program is attached as Exhibit 10.2 and is herein incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibits Number	Exhibit Description
	10.1	2007 Chemtura Corporation Management Incentive Plan

	10.2	2007-2009 Chemtura Corporation Long-Term Incentive Program

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By: Name: Title:	/s/	Barry J. Shainman Barry J. Shainman Vice President and Secretary

Date:	March 29, 2007

	Exhibit Index	Exhibit Description

	10.1	2007 Chemtura Corporation Management Incentive Plan

	10.2	2007-2009 Chemtura Corporation Long-Term Incentive Program